UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 6, 2011

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CC MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-53354	26-0241222
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On December 6, 2011, the Board of Directors of Clear Channel Outdoor Holdings, Inc. (the “Company”), an indirect subsidiary of CC Media Holdings, Inc., approved the Company entering into Indemnification Agreements with Thomas W. Casey, the Company’s Executive Vice President and Chief Financial Officer and a member of the Company’s Office of the Chief Executive Officer, and Robert H. Walls, Jr., the Company’s Executive Vice President, General Counsel and Secretary and a member of the Company’s Office of the Chief Executive Officer.  Messrs. Casey and Walls also serve as Executive Vice President and Chief Financial Officer and Executive Vice President, General Counsel and Secretary, respectively, of the Company’s indirect parent entities, CC Media Holdings, Inc. and Clear Channel Communications, Inc.  The Indemnification Agreements provide substantially the same benefits as provided to the Company’s affiliate directors under the previously disclosed Affiliate Director Indemnification Agreements.

The Indemnification Agreements provide that the Company will indemnify and hold harmless each person subject to an Indemnification Agreement (each, an “Indemnified Party”) to the fullest extent permitted by applicable law from and against all losses, costs, liabilities, judgments, penalties, fines, expenses and other matters that may result or arise in connection with such Indemnified Party serving in his or her capacity as an officer of the Company or serving at the request of the Company as a director, officer, employee, fiduciary or agent of another entity. The Indemnification Agreements further provide that, upon an Indemnified Party’s request, the Company will advance expenses to the Indemnified Party to the fullest extent permitted by applicable law. Pursuant to the Indemnification Agreements, an Indemnified Party is presumed to be entitled to indemnification and the Company has the burden of proving otherwise.

The Indemnification Agreements also require the Company to maintain in full force and effect liability insurance on the terms described in the respective Indemnification Agreements.  If indemnification under the Indemnification Agreements is unavailable to an Indemnified Party for any reason, the Company, in lieu of indemnifying the Indemnified Party, will contribute to any amounts incurred by the Indemnified Party in connection with any claim relating to an indemnifiable event in such proportion as is deemed fair and reasonable in light of all of the circumstances to reflect the relative benefits received or relative fault of the parties in connection with such event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC MEDIA HOLDINGS, INC.

Date: December 8, 2011	By:	/s/ Scott D. Hamilton
Scott D. Hamilton
Senior Vice President, Chief Accounting Officer and
Assistant Secretary